PACIFIC LIFE

Pacific Life Insurance Company
P.O. Box 7187 • Pasadena, CA 91109-7187
www.PacificLife.com • (800) 722-2333

PACIFIC VOYAGES
Variable Annuity Application

Call (800) 722-2333 for assistance.

1. ANNUITANT(S)
Must be an individual. Check product guidelines for maximum issue age.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
John R. Doe	01/01/1970	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-77-8888

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ____ ____

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT
Not applicable for qualified contracts. **Check One:** ☑ Joint ☐ Contingent

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
Jane A. Doe	01/01/1970	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-66-5555

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S)
If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER
Not applicable for qualified contracts. **Check One:** ☐ Joint ☐ Contingent

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

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4. TELEPHONE/ELECTRONIC AUTHORIZATIONS

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION **As the owner, I will receive this privilege automatically.** If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

☑ Yes — CHECK IF YES

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: JDoe@aol.com

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information.

Name *(First, Middle, Last)*	Primary / Contingent	Relationship	SSN/TIN	Percentage
Mary S. Doe	☑ Primary ☐ Contingent	Daughter	333-22-7777	100 %
	☐ Primary ☐ Contingent			%

6. CONTRACT TYPE *Select ONE.*

☑ Non-Qualified ☐ SIMPLE IRA[1] ☐ Roth IRA ☐ 401(a)[3] ☐ 457(b) – gov't. entity ☐ Keogh/HR10[3]
☐ IRA ☐ SEP-IRA ☐ TSA/403(b)[2] ☐ 401(k)[3] ☐ 457(b) – 501(c) tax exempt

[1] *Complete SIMPLE IRA Employer Information form.* [2] *Complete TSA Certification form.* [3] *Complete Qualified Plan Disclosure form.*

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life Insurance Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment.

☐ 1035 exchange/estimated transfer . . . . $ ____

☑ Amount enclosed . . . . $ 5,000

7B. QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer . . . . $ ____

☐ Rollover . . . . $ ____

☐ Contribution . . . . . $ ____ for tax year ____

8. REPLACEMENT

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? ☐ Yes ☑ No — MUST CHECK ONE

If yes, provide the information below and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name(s)

Contract Number(s)

Contract Type Being Replaced: ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. AVAILABLE OPTIONS

Subject to state availability. To qualify for Lifetime Income Access Plus, Income Access, GIA Plus or GPA[5] rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life for the riders.

☐ **Lifetime Income Access Plus** *Annuitant(s) must not be over age 85 at issue.*

☐ **Income Access** *Annuitant(s) must not be over age 85 at issue.*

☐ **GIA Plus** *Annuitant(s) must not be over age 80 at issue.*

☐ **GPA[5]** *Annuitant(s) must not be over age 85 at issue, which must be at least ten years prior to the annuity date.*

☐ **EEG** *Annuitant(s) must not be over age 75 at issue.*

If any rider I have selected within this section cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the rider(s).

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10. SPECIAL REQUESTS

If additional space is needed, attach letter signed and dated by the owner(s).

11. ALLOCATION OPTIONS

Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:	%	Investment Options
AllianceBernstein		% International Value
Batterymarch		% International Small-Cap
Capital Guardian	10	% Diversified Research
		% Equity
Capital Research		% American Funds Growth-Income
		% American Funds Growth
Columbia		% Technology
Goldman Sachs		% Short Duration Bond
		% Concentrated Growth
JPMorgan		% Diversified Bond
Janus		% Growth LT
		% Focused 30
Jennison		% Health Sciences
Lazard		% Mid-Cap Value
Loomis Sayles		% Large-Cap Growth
MFS		% Capital Opportunities
	40	% International Large-Cap
Mercury		% Equity Index
		% Small-Cap Index
Neuberger Berman		% Fasciano Small Equity
NFJ		% Small-Cap Value
Oppenheimer		% Multi-Strategy
	20	% Main Street® Core
		% Emerging Markets
PIMCO		% Managed Bond
		% Inflation Managed
Pacific Life		% Money Market
		% High Yield Bond
	20	% DCA Plus Fixed Option with a Guarantee Term of 12 months
Salomon Brothers	10	% Large-Cap Value
Van Kampen		% Comstock
		% Mid-Cap Growth
		% Real Estate
Vaughan Nelson		% VN Small-Cap Value

Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form.

MUST TOTAL 100% 100

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12. STATEMENT OF OWNER(S)

I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life Insurance Company ("company"). I received prospectuses for this variable annuity contract. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. **I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.** I have discussed all fees and charges for this contract with my agent, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

The following states require insurance companies to provide a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Please check for state product availability.

Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

Virginia It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

All Other States: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

SIGN HERE | DATE | CITY | STATE

Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State
John R. Doe (signature)	01/01/2006	Anytown	U S

SIGN HERE | DATE

Joint Owner's Signature *if applicable*	Date *(mo/day/yr)*
Jane A. Doe (signature)	01/01/2006

13. AGENT'S STATEMENT

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? ☐ Yes ☑ No

MUST CHECK ONE

If "Yes", I affirm that I have instructed the applicant to answer "yes" to the replacement question in Section 8 of this application. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I have discussed the appropriateness of replacement, and followed Pacific Life's written replacement guidelines.

SIGN HERE

Soliciting Agent's Signature	Print Agent's Full Name	
Cindy Brown (signature)	Cindy Brown	
Agent's Telephone Number	**Agent's E-Mail Address**	**Option**
213-495-0111		☐ A ☑ B ☐ C
Broker/Dealer's Name or RIA (if applicable)	**Brokerage Account Number** *Optional*	
Brown & Associates		

Send completed application as follows:

APPLICATIONS *WITH* PAYMENT:

Regular Mail Delivery: P.O. Box 100060, Pasadena, CA 91189-0060
Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

APPLICATIONS *WITHOUT* PAYMENT:

Regular Mail Delivery: P.O. Box 7187, Pasadena, CA 91109-7187
Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

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